As filed with the U.S. Securities and Exchange Commission on November 22, 2023

Registration No. 333-273053

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Garden Stage Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	6199	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 201, 2/F, China Insurance Group Building
141 Des Voeux Road Central
Central, Hong Kong
Tel: +852 2688 6333
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1(800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 +1-212-588-0022 – telephone	Mark E. Crone, Esq. Liang Shih, Esq. The Crone Law Group P.C. 420 Lexington Avenue, Suite 2446 New York, NY 10170 +1-646-861-7891 – telephone

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Amendment No. 5 to Form F-1 (the “Amendment No. 5”) is being filed solely for the purpose of filing Exhibit 107 to the registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 5 does not contain copies of the public offering prospectus or resale prospectus included in the Registration Statement which remains unchanged from the Registration Statement, filed on November 16, 2023. This Amendment No. 5 consists only of the facing page, this explanatory note, the signature pages to the Registration Statement, the exhibit index and the filed exhibits.

EXHIBIT INDEX

Exhibit No.	Description
1.1†	Form of Underwriting Agreement
3.1†	Amended and Restated Memorandum and Articles of Association
5.1†	Opinion of Traver Thorp Alberga regarding the validity of the securities being registered
5.2†	Opinion of Stevenson, Wong & Co regarding certain Hong Kong law matters
10.1†	Employment Agreement by and between Sze Ho, CHAN and the Registrant, dated as of November 21, 2022
10.2†	Supplemental Employment Agreement by and between Sze Ho, CHAN and the Registrant, dated as of April 24, 2023
10.3†	Employment Agreement by and between Ngan Sammy, SHUM and the Registrant, dated as of November 21, 2022
10.4†	Employment Agreement by and between Wai Lok Raymond, FONG and the Registrant, dated as of November 21, 2022
10.5†	Supplemental Employment Agreement by and between Wai Lok Raymond, FONG and the Registrant, dated as of April 24, 2023
10.6†	Employment Agreement by and between Ting Hei, LEE and the Registrant, dated as of November 21, 2022
10.7†	Supplemental Employment Agreement by and between Ting Hei, LEE and the Registrant, dated as of April 24, 2023
10.8†	Lease Agreement of Head Office, at Room 201, 2/F, China Insurance Group Building, 141 Des Voeux Road Central, Central, Hong Kong
10.9†	Investment Agreement by and between Bliss Tone Limited and I Win Holdings Limited, dated as of July 22, 2022.
10.10†	Supplemental Investment Agreement by and between Bliss Tone Limited and I Win Holdings Limited, dated as of November 22, 2022
10.11†	Second Supplemental Investment Agreement by and between Bliss Tone Limited and I Win Holdings Limited, dated as of April 3, 2023
10.12†	Investment Agreement by and between State Wisdom Holdings Limited and I Win Holdings Limited, dated as of July 22, 2022
10.13†	Supplemental Investment Agreement by and between State Wisdom Holdings Limited and I Win Holdings Limited, dated as of November 22, 2022
10.14†	Second Supplemental Investment Agreement by and between Bliss Tone Limited and I Win Holdings Limited, dated as of April 3, 2023
10.15†	Investment Management Agreement by and between I Win Asset Management Limited and AVIA Trust Limited
10.16†	Form of Independent Director Offer Letter
14.1†	Code of Business Conduct and Ethics of the Registrant
16.1†	Letter of Friedman LLP to the U.S. Securities and Exchange Commission

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Exhibit No.	Description
21.1†	List of Subsidiaries
23.1†	Consent of Traver Thorp Alberga (included in Exhibit 5.1)
23.2†	Consent of Stevenson, Wong & Co., Hong Kong counsel to the Registrant (included in Exhibit 5.2)
23.3†	Consent of Guangdong Wesley Law Firm, PRC counsel to the Registrant
23.4†	Consent of Friedman LLP
23.5†	Consent of Marcum Asia CPAs LLP
99.1†	Audit Committee Charter
99.2†	Compensation Committee Charter
99.3†	Nominating Committee Charter
99.4†	Consent of Migo Corporation Limited
99.5†	Consent of Mr. Kevin, GUAN, Independent Director Nominee
99.6†	Consent of Dr. Kit Wa, TO, Independent Director Nominee
99.7†	Consent of Mr. Sheung Chi Steven, WU, Independent Director Nominee
99.8†	Consent of Mr. B Ray Billy, TAM, Independent Director Nominee
107*	Filing Fee Table

*	Filed herein
†	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on November 22, 2023.

GARDEN STAGE LIMITED

By:	/s/ Sze Ho, CHAN
Sze Ho, CHAN
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Sze Ho, CHAN	Chief Executive Officer and Director	November 22, 2023
Sze Ho, CHAN	(Principal Executive Officer)

/s/ Wai Lok Raymond, FONG	Director	November 22, 2023
Wai Lok Raymond, FONG

/s/ Ngan Sammy, SHUM	Director	November 22, 2023
Ngan Sammy, SHUM

/s/ Ting Hei, LEE	Chief Financial Officer	November 22, 2023
Ting Hei, LEE	(Principal Financial and Accounting Officer)

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